Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VETINSURANCE INTERNATIONAL, INC.

Vetinsurance International, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Vetinsurance International, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on November 26, 2008.

2. Pursuant to Sections 242 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation was adopted by the Corporation’s Board of Directors (the “Board of Directors”) and stockholders. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, as previously amended.

3. The text of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of this corporation is Vetinsurance International, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 44,148,753 shares, consisting of (i) 26,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”), and (ii) 18,148,753 shares of Preferred Stock, par value per share as set forth below or $0.00001 (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

1. Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

C.	SPECIAL VOTING SHARES

2,500,030 shares, $0.00001 par value per share, of the Preferred Stock are hereby designated “Special Voting Shares” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. Dividends or Distributions. No dividends or distributions shall be declared on the Special Voting Shares.

2. Liquidation.

(a) Subject to the rights of holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Special Voting Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Special Voting Shares by reason of their ownership thereof, a liquidating distribution of $0.00001 per Special Voting Share.

(b) After the payment to the holders of the Special Voting Shares of the full preferential amount provided for in this Subparagraph 2, the holders of Special Voting Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

3. Mandatory Redemption by the Corporation.

(a) Upon each acquisition of an Exchangeable Share of Vetinsurance Ltd., an Alberta corporation (“CanCo”) by the Corporation or any of its affiliates, including without limitation Vetinsurance Holding Company, ULC, an Alberta unlimited liability corporation (each such acquisition, a “Transaction”) in accordance with the terms of that certain Fifth Amended and Restated Shareholders Agreement dated as of the Series C Original Issue Date (as defined herein) among the Company, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the other parties named therein, as may be amended from time to time (the “Shareholders Agreement”), the Corporation shall redeem a Special Voting Share from the holder of the Exchangeable Share so acquired at a redemption price of $0.00001 per Special Voting Share (the “Special Voting Share Redemption Price”).

(b) Notice will be mailed, not less than 10 nor more than 60 days prior to the date fixed by the Board of Directors for redemption (the “Special Voting Share Redemption Date”), to the holders of record of the Special Voting Shares to be redeemed, notifying such holder of the redemption resulting from the Transaction, the Special Voting Share Redemption Date, the Special Voting Share Redemption Price, the Special Voting Share(s) to be redeemed and the place where the certificates representing the Special Voting Share, if any, are to be surrendered for payment.

(c) On or after the Special Voting Share Redemption Date, each holder of a Special Voting Share to be redeemed must present and surrender its certificates, if any, issued by the Corporation evidencing the Special Voting Share(s) to be redeemed to the Corporation at the place designated in such notice and thereupon the Special Voting Share Redemption Price will be paid to or on the order of the Person whose name appears on such certificate as the owner thereof and each such certificate shall be canceled. In the event that the Special Voting Share is uncertificated, then the Special Voting Share shall be redeemed as set forth in the notice described above. From and after the Special Voting Share Redemption Date, all rights of the holders of the redeemed Special Voting Share(s), except the right to receive the Special Voting Share Redemption Price, will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

4. Share to be Retired by the Corporation.

Upon reacquisition by the Corporation of a Special Voting Share, such Special Voting Share shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series.

5. Voting Rights.

Except as otherwise required by law or the Certificate of Incorporation, the holders of the Special Voting Shares shall have one vote in respect of each Special Voting Share on any matter,

question or proposition whatsoever that may properly come before the holders of Common Stock, at any meeting of the holders of Common Stock at which holders of Common Stock are entitled to vote or in connection with any written consent sought by the Corporation from the holders of Common Stock, and shall vote with the holders of Common Stock as a single class.

D.	SERIES A, SERIES B, and SERIES C PREFERRED STOCK

8,215,370 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 3,588,031 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” and 3,845,322 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. Dividends.

1.1 The holders of the Series C Preferred Stock shall be entitled to receive dividends at the rate of 8% of the Series C Original Issue Price (as hereinafter defined) per share per annum (the “Senior 8% Non-Cumulative Dividend”). Such dividends shall be payable only when, as, and if declared by the Board of Directors, shall not accrue from year to year and shall be non-cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock, as applicable, in an amount at least equal to (i) the amount of the then outstanding Senior 8% Non-Cumulative Dividend (to the extent not previously declared and paid) plus (ii) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this clause (ii) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend, as applicable.

1.2 The holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive dividends at the rate of 8% of the Series A Original Issue Price (as hereinafter defined) per share per annum (the “Junior 8% Non-Cumulative Dividend”). Such dividends shall be payable only when, as, and if declared by the Board of Directors, shall not accrue from year to year and shall be non-cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the

Corporation (other than Senior 8% Non-Cumulative Dividends or dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock and the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock and Series B Preferred Stock, as applicable, in an amount at least equal to (i) the amount of the then outstanding Junior 8% Non-Cumulative Dividend (to the extent not previously declared and paid) plus (ii) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock or of Series B Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock or Series B Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to this clause (ii) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend or Series B Preferred Stock dividend, as applicable.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and before any payment shall be made to the holders of Common Stock, Series A Preferred Stock or the Series B Preferred Stock or any other class or series of capital stock ranking on liquidation junior to the Series C Preferred Stock (including, without limitation, the Special Voting Shares) by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Series C Original Issue Price, as applicable, plus any dividends declared but unpaid thereon and (ii) the amount to which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s Series C Preferred Stock was converted into Conversion Stock immediately prior to such event. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series C Original Issue Price” shall mean $4.1609 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

2.2 Preferential Payments to Holders of Series A Preferred Stock and Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders, after payments pursuant to Section 2.1 and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock and the Series B Preferred Stock (including, without limitation, the Special Voting Shares) by reason of their ownership thereof, an amount per share equal to one (1) times the Series A Original Issue Price or the Series B Original Issue Price, as applicable, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $1.50 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $1.70 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

2.3 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to Subsections 2.1 and 2.2 and to the holders of the Special Voting Shares pursuant to Section C(2) of Article Fourth, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series A Liquidation Amount.” The aggregate amount that a holder of a share of Series B Preferred Stock is entitled to receive under Subsection 2.2 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount that a holder of a share of Series C Preferred Stock is entitled to receive under Subsection 2.1 is hereinafter referred to as the “Series C Liquidation Amount.”

2.4 Deemed Liquidation Events.

2.4.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless both (i) the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate and (ii) the holders of at least two thirds (2/3) of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least 15 days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as, a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;

(c) the sale, transfer, or other disposition, in a single transaction or series of related transactions, of shares of the Corporation’s capital stock representing a majority of the voting power of the capital stock of the Corporation.

2.4.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii), 2.4.1(b), or 2.4.1(c) if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (ii) if the holders of either (i) a majority of the then outstanding shares of Series C Preferred Stock or (ii) at least two-thirds (213) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as- converted to Common Stock basis, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount and all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall (i) first redeem all of the outstanding shares of Series C Preferred Stock, provided if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor and (ii) after all of the shares of Series C Preferred Stock have been redeemed, the Corporation shall redeem all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, provided if the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock and Series B Preferred Stock to the fullest extent of such remaining Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the remaining Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock and Series B Preferred Stock pursuant to this Subsection 2.4.2(b). Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.4.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.4.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the Merger Agreement shall provide that (a) the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration payable to each stockholder in accordance with Subsections 2.1, 2.2 and 2.3 and (b) the portion of such consideration that is not placed in escrow shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the total consideration payable to the stockholders of the Corporation, without deduction for the escrowed amount, were being paid to the stockholders of the Corporation. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, shares of Series B Preferred Stock and shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter; provided, however, that each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that has filed and maintains a Section 1501(c) Application with the New York Superintendent, Department of Financial Services (the “Restricted Holders”) may not, in any event, with respect to matters requiring a vote under the General Corporation Law, cast more votes in the aggregate than 9.99% of the total outstanding voting power of the Corporation in accordance with, and subject to the proxy granted pursuant to the Shareholders Agreement. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock shall vote together with the holders of Common Stock and the holders of the Special Voting Shares as a single class.

3.2 Election of Directors. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock and the Special Voting Shares), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the directors of the Corporation. So long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the holders a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect three (3) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as any shares of Series C Preferred Stock remain outstanding, the holders a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.

3.3 Preferred Voting Rights.

3.3.1 Preferred Stock Protective Provisions. At any time when at least 200,000 shares of Series A Preferred Stock, 200,000 shares of Series B Preferred Stock or 500,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as- converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be):

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) alter or change, whether by merger, amendment of the Certificate of Incorporation or Bylaws of the Corporation or in any other manner, the rights, preferences or privileges of the Series A Preferred Stock or the Series B Preferred Stock;

(c) increase or decrease the authorized capital stock of the Corporation;

(d) except for the Square 1 Warrants, the PETCO Warrants, the Prescient Warrants (each as hereinafter defined) and the shares of Series A Preferred Stock or Common Stock issuable upon exercise thereof, as applicable, and except for the RCK Stock, create (by reclassification or otherwise), authorize the creation of, or issue or obligate itself to issue shares of any equity security, including any other security convertible into or exercisable for any equity security, unless such equity security ranks junior to the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(e) except for the Square 1 Warrants and the shares of Series A Preferred Stock issuable upon exercise thereof, and except for the RCK Stock, issue, authorize the issuance of or obligate itself to issue any additional shares of Series A Preferred Stock or Series B Preferred Stock other than in accordance with the stock purchase agreement executed in connection with the initial issuance thereof, as such agreement may be amended from time to time;

(f) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service (except if at a price greater than the original purchase price (as adjusted for any stock split, stock dividend, combination or other recapitalization)) pursuant to an option agreement or restricted stock purchase agreement approved by a majority of the Board of Directors,(iv) redemption or retirement of Special Voting Shares as provided in the Certificate of Incorporation and (v) purchases by the Corporation of outstanding shares of capital stock as contemplated by Section 1.3 of the purchase agreement executed in connection with the issuance of the Series C Preferred Stock, as such agreement may be amended from time to time, other than, in the case of redemptions, retirements or repurchases pursuant to clauses (i), (iii), (iv) and (v) any redemptions, retirements or repurchases that would require, based on the advice of counsel, Highland Consumer Fund I Limited Partnership to make any filing with or obtain approvals under Section 1501(c) of the New York Insurance Law (or any successor or similar law);

(g) increase the number of shares of Common Stock issuable pursuant to the Corporation’s stock option or any similar plan, amend the Corporation’s stock option or any similar plan or adopt any new employee stock purchase plan, stock incentive compensation or similar stock option plan, in each case absent approval of the Board of Directors;

(h) increase or decrease the authorized number of directors constituting the Board of Directors;

(i) initiate or effect an initial public offering of the Common Stock;

(j) lease, transfer, assign, sell or grant an exclusive license to use any of the intellectual property of the Corporation or its subsidiaries, which intellectual property is material to the Corporation or any of its subsidiaries;

(k) incur new indebtedness (or modify the terms of existing indebtedness to increase the amount of such indebtedness) individually or in the aggregate in excess of $500,000 (USD) unless approved by at least two (2) of the directors designated by the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock and by the holders of a majority of the Series C Preferred Stock (the “Series Directors”) in accordance with the Shareholders Agreement if then in office; or

(l) absent approval of a majority of the disinterested members of the Board, enter into any related party transactions with any officer, director or greater than 5% stockholders of the Corporation (other than the purchase of Series C Preferred Stock); provided, however, that this restriction shall not apply to the issuance of shares of capital stock, or options therefor, to officers, employees or directors of the Corporation with the approval of the Board of Directors or a compensation committee thereof pursuant to a duly authorized and approved equity incentive plan or the entry into an employment agreement or employment arrangement approved by the Board of Directors or a compensation committee thereof.

3.3.2 Series C Preferred Stock Protective Provisions. At any time when at least 500,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be):

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing, if the proceeds of such event are distributed other than in accordance with the provisions of Section 2 above;

(b) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock;

(c) increase or decrease the authorized shares of Series C Preferred Stock; or

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service (except if at a price greater than the original purchase price (as adjusted for any stock split, stock dividend, combination or other recapitalization)) pursuant to an option agreement or restricted stock purchase agreement approved by a majority of the Board of Directors, (iv) redemption or retirement of Special Voting Shares as provided in the Certificate of Incorporation and (v) purchases by the Corporation of outstanding shares of capital stock as contemplated by Section 1.3 of the purchase agreement executed in connection with the issuance of the Series C Preferred Stock, as such agreement may be amended from time to time.

4. Optional Conversion.

The holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio.

(a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $1.50. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $1.70. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(c) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $4.1609. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares not redeemed shall continue until such price is paid in full.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to voluntarily convert shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price or Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of such shares of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Prices for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean April 20, 2007.

(c) “Series B Original Issue Date” shall mean December 15, 2008.

(d) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(e) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (including without limitation the Exchangeable Shares of Vetinsurance Ltd. which are exchangeable for shares of Common Stock pursuant to the Shareholders Agreement), but excluding Options.

(f) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.4 below, deemed to be issued) by the Corporation after the Series C Original Issue Date other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i) With respect to any adjustment to the Series A Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock; with respect to any adjustment to the Series B Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock; and with respect to any adjustment to the Series C Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan, agreement or arrangement), as approved by the Board of Directors of the Corporation, including at least two (2) of the Series Directors if then in office;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation including at least two (2) of the Series Directors if then in office;

(vi) up to 100,000 shares of Series A Preferred Stock and up to 17,647 shares of Series B Preferred Stock issued pursuant to one or more warrants issued prior to the Series C Original Issue Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock and/or Series B Preferred Stock, as applicable) to Square 1 Bank and/or any affiliates thereof (the “Square 1 Warrants”) and the shares of Common Stock issued or issuable upon the conversion of such shares of Series A Preferred Stock;

(vii) up to 1,400,000 shares of Common Stock issued pursuant to one or more warrants issued prior to the date hereof (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) to PETCO Animal Supplies Stores, Inc., a Delaware corporation and/or any affiliates thereof (the “PETCO Warrants”);

(viii) up to 31,618 shares of Common Stock issued pursuant to one or more warrants that may be issued to Prescient Advisors, L.L.C. or its affiliate(s) pursuant to that certain Letter Agreement between the Corporation and Prescient Advisors, L.L.C. dated September 9, 2008 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock), as amended (the “Prescient Warrants”); and

(ix) up to 140,020 shares of Series A Preferred Stock that may be issued to RCK Management Inc. or its affiliate(s) or other affiliates of John Kramer pursuant to that certain Letter Agreement between the Corporation and RCK Management Inc. dated August 23, 2007, as amended (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) (the “RCK Stock”);

4.4.2 No Adjustment of Conversion Prices. No adjustment in the Series A Conversion Price or Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as- converted to Common Stock basis, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series B Conversion Price and/or the Series C Conversion Price, as applicable, computed upon the original issue of such Option or

Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of (A) increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (B) increasing the Series B Conversion Price to an amount that exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date or (C) increasing the Series C Conversion Price to an amount that exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series A Conversion Price or Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, in effect immediately prior to such issue, then the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* [(A + B) ÷ (A + C)].

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, holders of Series B Preferred Stock and holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsections 2.4 and 3.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price or the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 15 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price per share of at least three times the Series C Original Issue Price in an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 (USD) of gross proceeds to the Corporation and with respect to which such Common Stock is listed for trading on either the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of both (A) at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis and (B) a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted. Such converted Preferred Stock shall be retired and canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock accordingly.

6. Redemption.

6.1 Redemption. At the election, any time after the fifth anniversary of the Series C Issue Date, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, as provided in this Subsection 6.1, shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price (the “Redemption Price”) equal to:

(a) in the event that at the time the Redemption Election (as hereinafter defined) is given, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, both (i) constitute at least a majority by voting power of the outstanding shares of capital stock and (ii) entitle the holders thereof to designate a majority of the members of the Board of Directors pursuant to the Shareholders Agreement, a price per share equal to the sum of the Series A Original Issue Price per share, the Series B Original Issue Price per share or the Series C Original Issue Price per share, as applicable, plus an amount equal to 8% of the Series A Original Issue Price, Series B Original Issue Price or the Series C Original Issue Price, as applicable, per year, without compounding from the date of issuance of the Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock, as applicable, until the initial Redemption Date (as hereinafter defined), plus all declared but unpaid dividends thereon; or

(b) otherwise, a price per share equal to the greater of (i) the Series A Original Issue Price per share, the Series B Original Issue Price per share or the Series C Original Issue Price per share, as applicable, plus an amount equal to 8% of the Series A Original Issue Price, the Series B Original Issue Price per share or the Series C Original Issue Price, as applicable, per year without compounding from the date of issuance of the Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock, as applicable, until the initial Redemption Date or (ii) the Valuation Amount (as defined below). The “Valuation Amount” shall be equal to the amount that would be the Series A Liquidation Amount, the Series B Liquidation Amount or the Series C Liquidation Amount, as applicable, in the event of a Deemed Liquidation Event for all-cash consideration at the fair market value of the Corporation at the time of the Redemption Election, as determined by the mutual agreement of the Board of Directors and holders of two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

If the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, on the one hand, and the Board of Directors, on the other hand, are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed twenty (20) days from the date of the Redemption Election), the Valuation Amount shall be determined by a business appraisal and valuation firm of national recognition (the “Firm”), which Firm shall be reasonably acceptable to the Board of Directors and the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, it being acknowledged that Duff & Phelps would constitute such a Firm.

If the Board of Directors and the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, are unable to agree upon an acceptable Firm within ten (10) days after the date either party proposed that one be selected, the Firm will be selected by an arbitrator located in New York City, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the Firm (within ten (10) days of the arbitrator’s appointment) from a list jointly prepared by the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, on the one hand, and the Board of Directors, on the other hand, of not more than six firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which Firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of up to six.

The Board of Directors and the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall submit their respective proposed valuations and other relevant data to the Finn. The final Valuation Amount shall be determined by the Firm as soon as practicable, provided that the final Valuation Amount shall be either (a) the Valuation Amount proposed by the Board of Directors or (b) the Valuation Amount proposed by the holders of two-thirds (2/3) of the outstanding Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, whichever valuation the Firm determines is closest in value to the Valuation Amount calculated by the Firm.

The Firm’s determination of the Valuation Amount shall be final and binding upon the parties. The party whose proposed Valuation Amount is not selected by the Firm as the final Valuation Amount will pay all of the fees and expenses of the arbitrator (if any) and the Firm used to determine the Valuation Amount. If required by any such firm or arbitrator, the Corporation and the holders of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock seeking redemption shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation and such holders (on a pro rata and several, not joint, basis) in favor of such firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

The Redemption Price shall be paid in three (3) equal installments, the first of which installments shall be paid on the date (each, an “Initial Redemption Date”) which is the later of (A) 90 days after receipt by the Corporation, at any time on or after the fifth anniversary of the Series C Original Issue Date, and in each case prior to a Redemption Termination Event (as hereinafter defined), from the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, of written notice (the “Redemption Election”) requesting redemption of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the date of each such installment being referred to as a “Redemption Date”), and (B) 90 days after the determination of the Valuation Amount pursuant to this Subsection 6.1. The second and third Redemption Dates shall be the first and second anniversaries, respectively, of the Initial Redemption Date. On each Redemption Date, the Corporation shall apply one third of the aggregate Redemption Prices of all the Preferred Stock (the “Installment Amount”) (i) first to redeem all of the Series C Preferred Stock at the applicable Redemption Price of the Series C Preferred Stock and (ii) after all of the Series C Preferred Stock has been redeemed, to redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock or Series B Preferred Stock owned by each holder the maximum number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock that may be redeemed with the remaining portion of the Installment Amount. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and of any other class or series of capital stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, provided that all available proceeds will be applied first to redeem the Series C Preferred Stock until all such shares are redeemed. On each Redemption Date subsequent to the initial Redemption Date, the Corporation shall pay, in addition to the Redemption Price, interest on each installment measured from the initial Redemption Date until paid at the greater of (i) the rate of 8.0% per year, or (ii) the U.S. rate of prime as quoted by the Wall Street Journal plus 3.5% per year, in each case non-compounding.

6.2 Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a) the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b) the Redemption Date and the Redemption Price;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be redeemed.

6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, shall promptly be issued to such holder, bearing the rights set forth in this Certificate of Incorporation to the Redemption Price and interest amounts.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

6.5 Termination of Redemption Rights. The right to elect to redeem set forth in Subsection 6.1 shall terminate upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, into Common Stock with respect to any shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock once they are converted into Common Stock, a Qualified IPO, a Deemed Liquidation Event, a dissolution, liquidation or winding up of the Corporation or with the consent of holders of two- thirds (2/3) of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (each a “Redemption Termination Event”).

7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, holders of Series B Preferred Stock and holders of the Series C Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock and Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock and Series B Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds (2/3) of the shares of Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series C Preferred Stock, voting separately as a single class, then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below to the extent permitted by applicable law as it presently exists or hereafter may be amended, provided that in each case, to the extent a change in the General Corporation Law permits greater indemnification, indemnification shall be provided to the extent of such change.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. No Right of Contribution. With the intent that the Corporation shall be the primary source of funds for any advancement or indemnification obligation hereunder, the Corporation shall have no right to seek contribution or other reimbursement from any other party (other than pursuant to insurance policies procured by the Corporation and indemnity arrangements entered into in writing with the Corporation) with an obligation (under contract, law or otherwise) to indemnify a director of the Corporation.

10. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: If a director of the Corporation is also a partner, member or employee of a stockholder (an “Investor”), and in his or her capacity solely as an Investor, and not as a director or employee of the Corporation, acquires knowledge of a potential transaction or matter that may be a corporate opportunity both for the Investor and the Corporation (a “Corporate Opportunity”), then (i) such Corporate Opportunity shall belong to the Investor and not to the Corporation; (ii) the Corporation, to the extent allowed by law, waives any claim that the Investor should have presented the Corporate Opportunity to the Corporation or any of its affiliates; and (iii) such director shall, to the extent permitted by law, have no fiduciary or other duty or obligation to the Corporation and its stockholders with respect to such Corporate Opportunity, provided, such director acts in good faith.

*             *              *

4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 25th day of October, 2011.

By:	/s/ Darryl Rawlings
Darryl Rawlings, President and CEO

VETINSURANCE INTERNATIONAL, INC.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Vetinsurance International, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“The name of this corporation is Trupanion, Inc. (the “Corporation”).”

2. The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation have been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the DGCL.

3. The foregoing amendments to Amended and Restated Certificate of Incorporation of the Corporation have been duly approved by the Corporation’s stockholders in accordance with Sections 228 and 242 of the DGCL.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 29th day of March, 2013.

Vetinsurance International, Inc.

By:	/s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer

TRUPANION, INC.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Trupanion, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. Article FOURTH(D) Section 3.2 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“Election of Directors. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock and the Special Voting Shares), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the directors of the Corporation. So long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the holders a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect five (5) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as any shares of Series C Preferred Stock remain outstanding, the holders a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.”

2. The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation have been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the DGCL.

3. The foregoing amendments to Amended and Restated Certificate of Incorporation of the Corporation have been duly approved by the Corporation’s stockholders in accordance with Sections 228 and 242 of the DGCL.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 22nd day of April, 2013.

TRUPANION, INC.

By:	/s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer

TRUPANION, INC.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Trupanion, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate”), is hereby amended and restated in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 44,166,778 shares, consisting of (i) 26,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”), and (ii) 18,166,778 shares of Preferred Stock, par value per share as set forth below or $0.00001 (“Preferred Stock”).”

2. The first paragraph of Article FOURTH(D) of the Certificate is hereby amended and restated in its entirety to read as follows:

“8,215,370 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 3,588,031 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” and 3,863,347 shares, $0.00001 par value per share, of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.”

3. Article FOURTH(D) Section 3.2 of the Certificate is hereby amended and restated in its entirety to read as follows:

“Election of Directors. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock and the Special Voting Shares), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the directors of the Corporation. So long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the holders a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect six (6) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as any shares of Series C Preferred Stock remain outstanding, the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.”

4. The foregoing amendments to the Certificate have been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the DGCL.

5. The foregoing amendments to Certificate have been duly approved by the Corporation’s stockholders in accordance with Sections 228 and 242 of the DGCL.

6. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 26th day of February, 2014.

TRUPANION, INC.

By:	/s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer

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